Exhibit 99.1

authID Announces Pricing of Up To $1,350,000 Private Placement Offering

Holders of Debentures Issued in April 2026 Agree to Extend Maturity through February 2027

DENVER, Oct. 05, 2026 (GLOBE NEWSWIRE) -- authID Inc. (NASDAQ: AUID) (“authID” or the “Company”), a leading provider of biometric identity verification and authentication solutions, today announced it has entered into a definitive agreement with investors to sell Senior Secured Convertible Debentures (the “Debentures”) and Warrants to purchase shares of the Company’s common stock (the “Warrants”) pursuant to a private placement offering (the “Offering”).

The Debentures are convertible into Common Stock at the option of each Holder at a price of $0.386. The Warrants will have an exercise price of $0.50. The conversion of the Debentures, and issuance and exercise of the Warrants shall remain subject to compliance with applicable securities laws, Nasdaq rules and the Company’s governing documents, including stockholder approval prior to any exercise of the Warrants.

The aggregate gross proceeds from the Offering are expected to be approximately $1,350,000 before deducting placement agent fees and other Offering expenses.

The closing of the Offering is expected to occur commencing on or about October 6, 2026, subject to the satisfaction of customary closing conditions.

In addition the holders of Senior Secured Debentures issued in April 2026, agreed to extend the maturity date of their debentures to February 28, 2027.

Madison Global Partners, LLC acted as a non-exclusive Placement Agent in connection with the offering. Madison Global Partners, LLC also served as a non-exclusive financial advisor to the Company, providing strategic guidance throughout the transaction.

In addition to its placement activities, Madison Global Partners, LLC delivers a range of advisory and investment services, including capital markets advisory, transaction structuring, and strategic financial consulting. Their involvement reflects the Company’s commitment to leveraging experienced financial partners to support its growth initiatives and long-term value creation strategy.

authID intends to use the net proceeds for working capital and general corporate purposes.

The Debentures and the Warrants described above are being offered and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. The Debentures, the Warrants, the Conversion Shares and the shares of common stock issuable upon exercise of the Warrants and Placement Agent Warrants have not been registered under the Securities Act or applicable state securities laws. Accordingly, these securities may not be reoffered or resold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

In connection with the Offering, the parties also entered into a registration rights agreement, pursuant to which the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon the exercise of the Warrants, issuable upon Conversion of the Conversion Shares and the Placement Agent Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About authID Inc.

authID (Nasdaq: AUID) ensures enterprises “Know Who's Behind the Device™” for every customer or employee login and transaction through its easy-to-integrate, patented, biometric identity platform. authID quickly and accurately verifies a user's identity, leveraging a 1-in-1-billion false positive rate for the highest level of assurance, coupled with industry-leading speed and privacy-preserving technology. Its IDX platform secures the distributed workforce of employees and contractors, while enforcing authorization and accountability for AI agents. By creating a biometric root of trust for each user, authID stops fraud at onboarding, prevents account takeover, detects and stops deepfakes, eliminates password risks and costs, and provides the fastest, frictionless, and most accurate user identity experience in the industry.

For more information, please visit authID.ai

Investor Relations Contacts

Investor-Relations@authid.ai

Cautionary Statement Regarding Forward-Looking Statements:

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein are forward-looking statements. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2025, filed at www.sec.gov and other documents filed with the SEC for risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.